UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2008

Landec Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-27446	94-3025618
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3603 Haven Ave. Suite E, Menlo Park, California		94025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-306-1650

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) – Dismissal of Previous Independent Registered Public Accounting Firm
On June 11, 2008, Landec Corporation (the "Company") filed a Current Report on Form 8-K reporting that the Audit Committee of the Board of Directors of the Company approved a change in independent registered public accounting firms from McGladrey & Pullen, LLP ("McGladrey") to Ernst & Young LLP ("E&Y"). That Current Report on Form 8-K stated that the Company had provided McGladrey with a copy of the disclosures contained in Item 4.01 thereof and requested that McGladrey furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not McGladrey agrees with such statements. This amended Current Report on Form 8-K is being filed to include the letter from McGladrey in response to our request. A copy of such letter is attached as Exhibit 16.2 to this Current Report on Form 8-K.

The Company has determined not to formally provide written submissions to the Office of the Chief Accountant of the Securities and Exchange Commission (the "SEC") regarding issues raised by McGladrey around the accounting for certain transactions as previously reported in the Current Report on Form 8-K filed on June 11, 2008. After continued review and consideration, the Company, its outside expert consultant retained to assist with such issues, and E&Y, the Company’s new independent registered public accounting firm, continue to believe that the Company’s financial statements, as previously filed with the SEC, reflect appropriate and acceptable accounting treatment of such transactions.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
The following exhibit is furnished as part of this report:

Exhibit Number
Ex-16.2
Description
Letter from McGladrey & Pullen LLP to the Securities and Exchange Commission, dated June 23, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landec Corporation

June 25, 2008	By:	/s/Gregory S. Skinner

Name: Gregory S. Skinner
Title: Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

16.2	Letter from McGladrey & Pullen LLP to the Securities and Exchange Commission, dated June 23, 2008